As filed with the U.S. Securities and Exchange Commission on January 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERMIAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-3338782
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 N. Marienfeld Street, Suite 1000,

Midland, Texas 79701

(432) 695-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Bell

300 N. Marienfeld Street, Suite 1000,

Midland, Texas 79701

(432) 695-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams

Jackson A. O’Maley

Alexandra M. Lewis

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

•	Shares of Class A Common Stock, shares of Preferred Stock and Warrants of Permian Resources Corporation; and

•	Shares of Class A Common Stock of Permian Resources Corporation that may be sold in one or more secondary offerings by the Selling Stockholders.

PROSPECTUS

Permian Resources Corporation

Class A Common Stock

Preferred Stock

Warrants

Permian Resources Corporation (the “Company,” “we,” “us” or “our”) may offer and sell the following securities from time to time in one or more transactions and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings: (i) Class A common stock, par value $0.0001 per share (“Class A Common Stock”), (ii) preferred stock, par value $0.0001 per share (“Preferred Stock”), and (iii) warrants (“warrants”) to purchase any of the other securities that may be sold under this prospectus. We refer to Class A Common Stock, Preferred Stock and warrants as the “securities.”

This prospectus provides you with a general description of the securities offered hereby, including Class A Common Stock, and the general manner in which we will offer such securities. Each time we offer and sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings, including at prevailing market prices or at prices negotiated with buyers. We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing such securities and the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PR.” On January 6, 2026, the last reported sales price of our Class A Common Stock on the NYSE was $13.62 per share.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities, in any jurisdiction, to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

On January 7, 2026, we implemented a corporate reorganization (the “Reorganization”) pursuant to which, among other things, a subsidiary of Permian Resources Corporation (formerly known as PRC NewCo Inc) (the “Successor Registrant”) merged with and into Permian Resources Holdings Inc. (formerly known as Permian Resources Corporation) (the “Predecessor Registrant” and such merger, the “Merger”), which resulted in the Successor Registrant becoming the parent of the Predecessor Registrant. As a result of the Reorganization, the Successor Registrant became the successor issuer and reporting company to the Predecessor Registrant pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and replaced the Predecessor Registrant as the public company, with the Class A common stock, par value $0.0001 per share, of the Successor Registrant (such shares, “Successor Class A Shares”), trading on the NYSE under the ticker symbol “PR.”

Prior to the Merger, the shares of Class C common stock, par value $0.0001 per share, of the Predecessor Registrant (“Predecessor Class C Shares”) corresponding to units (“OpCo Units”) representing limited liability company interests in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of the Predecessor Registrant (“OpCo”), contributed by electing holders to the Successor Registrant in exchange for newly issued Predecessor Class A Shares, on a one-for-one basis, were surrendered and cancelled for no consideration (the “Class C Share Cancellation”). Pursuant to the Merger: (i) each share of Class A common stock, par value $0.0001 per share, of the Predecessor Registrant (collectively, “Predecessor Class A Shares”) outstanding at the time of the Merger was exchanged for one Successor Class A Share, which has the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions, as a Predecessor Class A Share immediately prior to the Merger; and (ii) each Predecessor Class C Share outstanding at the time of the Merger was exchanged for one share of Class C common stock, par value $0.0001 per share, of the Successor Registrant (each, a “Successor Class C Share”), which has the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions, as a Predecessor Class C Share had immediately prior to the Merger. Accordingly, upon consummation of the Merger, stockholders of the Predecessor Registrant immediately prior to the Merger and following the Class C Share Cancellation automatically became stockholders of the Successor Registrant, on a one-for-one basis, with the same number and ownership percentage of shares of the same class as they held in the Predecessor Registrant immediately prior to the effective time of the Merger and following the Class C Share Cancellation.

The Merger was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation.

In this prospectus, (i) as of any time prior to the effective time of the Merger, references to “Company,” “we,” “us,” “our” and similar terms mean the Predecessor Registrant and its consolidated subsidiaries and references to shares of “Class A Common Stock” and “Class C Common Stock” mean Predecessor Class A Shares and Predecessor Class C Shares, respectively, and (ii) as of the effective time of the Merger and thereafter, references to “Company,” “we,” “us,” “our” and similar terms mean the Successor Registrant and its consolidated subsidiaries, including the Predecessor Registrant, and references to shares of “Class A Common Stock” and “Class C Common Stock” mean Successor Class A Shares and Successor Class C Shares, respectively.

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.

By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities hereunder, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering.

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We may amend or supplement this prospectus from time to time, as required, by filing amendments or supplements to this prospectus with the SEC. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement, amendment or free writing prospectus may add, update or change information contained in this prospectus with respect to the offering of our securities. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, you should rely on the prospectus supplement, amendment or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable amendment or free writing prospectus is accurate only as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement, amendment or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement, amendment or free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains, or incorporates by reference, and any prospectus supplement or any applicable free writing prospectus may contain, certain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities covered in this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation by Reference.”

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.permianres.com. You may access our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports, in each case filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or replaced will not be deemed, except as so modified or replaced, to constitute a part of this prospectus. Accordingly, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any information furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, for the quarter ended June  30, 2025, filed with the SEC on August 7, 2025, and the quarter ended September 30, 2025, filed with the SEC on November 6, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on May 6, 2025, May 21, 2025, August 28, 2025, September 2, 2025, September 16, 2025, October 30, 2025, December 22, 2025 and January 7, 2026; and

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The description of our Class A Common Stock registered under Section 12 of the Exchange Act contained in Exhibit 99.2 to our Current Report on Form 8-K filed on January 7, 2026, which updates the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A filed on September 8, 2022, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 26, 2025, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Permian Resources Corporation

300 N. Marienfeld Street, Suite 1000,

Midland, Texas 79701

(432) 695-4222

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.

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THE COMPANY

Business Overview

We are an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Our assets are mainly located in the core of the Permian Basin. Our principal business objective is to increase shareholder value by efficiently developing our oil and natural gas assets in an environmentally and socially responsible way, with an overall objective of improving our rates of return and generating sustainable free cash flow.

Principal Executive Offices

Our principal executive offices are located at 300 N. Marienfeld Street, Suite 1000, Midland, Texas 79701, and our telephone number is (432) 695-4222. Our website is www.permianres.com. Our periodic reports and other information filed with or furnished to the SEC are available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or accessible through, our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included or incorporated by reference herein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus or the documents incorporated by reference herein, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in “Risk Factors” below or otherwise incorporated by reference into this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations will prove to have been correct.

Forward-looking statements may include statements about:

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volatility of oil, natural gas liquid (“NGL”) and natural gas prices or a prolonged period of low oil, NGL or natural gas prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries, such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil, NGLs and natural gas;

•	political and economic conditions and events in or affecting other producing regions or countries, including the Middle East, Russia, Eastern Europe, Africa and South America;

•	our business strategy and future drilling plans;

•	our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;

•	our drilling prospects, inventories, projects and programs;

•	our financial strategy, return of capital program, leverage, liquidity and capital required for our development program;

•	our realized oil, NGL and natural gas prices;

•	the timing and amount of our future production of oil, NGLs and natural gas;

•	our ability to identify, complete and effectively integrate acquisitions of properties, assets or businesses;

•	our hedging strategy and results;

•	our competition;

•	our ability to obtain permits and governmental approvals;

•	our compliance with government regulations, including those related to environmental, health and safety regulations and liabilities thereunder;

•	our pending legal matters;

•	the marketing and transportation of our oil, NGLs and natural gas;

•	our leasehold or business acquisitions;

•	cost of developing or operating our properties;

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•	our anticipated rate of return;

•	general economic conditions;

•	weather conditions in the areas where we operate;

•	credit markets;

•	our ability to make dividends, distributions and share repurchases;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions contained in this prospectus and the applicable prospectus supplement that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil, NGLs and natural gas. Factors which could cause our actual results to differ materially from the results contemplated by forward-looking statements include, but are not limited to:

•	commodity price volatility (including regional basis differentials);

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uncertainty inherent in estimating oil, NGL and natural gas reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production;

•	geographic concentration of our operations;

•	changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

•	lack of availability of drilling and production equipment and services;

•	lack of transportation and storage capacity as a result of oversupply, government regulations or other factors;

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risks related to acquisitions we may make from time to time, including the risk that we may fail to integrate such acquisitions on the terms and timing contemplated, or at all, and/or to realize our strategy and plans to achieve the expected benefits of such acquisitions;

•	competition in the oil and natural gas industry for assets, materials, qualified personnel and capital;

•	drilling and other operating risks;

•	environmental and climate related risks, including seasonal weather conditions;

•	changes to tax laws or interpretations thereof and the impact of such changes on us;

•	regulatory changes, including those that may impact environmental, energy, and natural resources regulation;

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the possibility that the industry in which we operate may be subject to new or volatile local, state, and federal laws, regulations or policies that may affect our business (including additional taxes and changes in regulations and policies related to environmental, health, and safety, climate change, trade policy and tariffs) as a result of existing or developing political, environmental and social movements;

•	restrictions on the use of water, including limits on the use of produced water and potential restrictions on the availability of water disposal facilities;

•	availability of cash flow and access to capital;

•	inflation;

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•	changes in our credit ratings or adverse changes in interest rates and associated changes in monetary policy;

•	changes in the financial strength of counterparties to our credit agreement and hedging contracts;

•	the timing of development expenditures;

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political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, including the conflict in Israel, Iran and their surrounding areas, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage and the effects therefrom;

•	changes in local, regional, national, and international economic conditions;

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security threats, including evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, third-party service provider failures, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and

•	the other risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and elsewhere, which are incorporated by reference into this prospectus.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus and the documents incorporated by reference herein occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary note. This cautionary note should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we and management disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement, amendment or free writing prospectus involves a high degree of risk. You should read carefully the risks and uncertainties described in our most recently filed Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated herein by reference, together with all of the other information included in this prospectus, any applicable prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please read “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock is not complete and may not contain all the information you should consider before investing in the Company’s capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

The Company has authorized 1,501,000,000 shares of capital stock, consisting of (a) 1,500,000,000 shares of Common Stock (as defined below), including (i) 1,000,000,000 shares of Class A Common Stock and (ii) 500,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C Common Stock” and together with Class A Common Stock, the “Common Stock”), and (b) 1,000,000 shares of Preferred Stock. The outstanding shares of our Class A Common Stock are fully paid and nonassessable.

In this summary description of capital stock, unless stated otherwise or the context clearly indicates otherwise, all references to “the Company” mean Permian Resources Corporation only, and not any of its subsidiaries.

Common Stock

Voting Rights

Subject to the rights of holders of outstanding shares of Preferred Stock, the holders of Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Holders of our Common Stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Our Common Stock does not have cumulative voting rights.

Dividend Rights

Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Class A Common Stock are entitled to receive ratable dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to any preferential rights of outstanding shares of Preferred Stock, holders of the Class A Common Stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution.

Other Rights and Preferences

Our Class A Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of Class A Common Stock may not act by written consent.

Listing

The Class A Common Stock is traded on the NYSE under the trading symbol “PR.”

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery (the “Chancery Court”) of the State of Delaware will, to the fullest extent

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permitted by applicable law, be the sole and exclusive forum for (A) any derivative action, suit or proceeding brought on our behalf, (B) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders, (C) any action, suit or proceeding arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or (D) any action, suit or proceeding asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to the Chancery Court having personal jurisdiction over the indispensable parties named as defendants therein; and (ii) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. In the event the Chancery Court lacks subject matter jurisdiction, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware or other state courts of the State of Delaware.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Certain provisions in our Certificate of Incorporation and Bylaws, described below, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

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Preferred Stock: We are permitted to issue, without any further vote or action by our stockholders, shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders and specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

•	Special Meetings: Special meetings of our stockholders may only be called by a majority vote of our Board of Directors, by our Chief Executive Officer or by the Chairman of our Board of Directors.

Delaware Anti-Takeover Statute

We are a Delaware corporation and are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prevents us from engaging in any business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person) for a period of three years following the time that person becomes an interested stockholder unless:

•	before that person became an interested stockholder, our Board of Directors approved either the business combination or the transaction that resulted in such person becoming an interested stockholder;

•

upon completion of the transaction that resulted in that person becoming an interested stockholder, that person owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock owned by persons who are directors and are also officers, and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

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•

at or subsequent to such time, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

The provisions of Section 203 do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of Section 203. Because our Certificate of Incorporation and Bylaws do not include any provision to “opt-out” of Section 203, the statute will apply to business combinations involving us.

Issuances of Preferred Stock

Our Certificate of Incorporation authorizes us to issue up to 1,000,000 shares of Preferred Stock, at any time, and from time to time, to such persons for such consideration and on such terms and conditions as our Board of Directors shall determine.

Should we offer Preferred Stock under this prospectus, a prospectus supplement relating to each series of Preferred Stock offered will include the specific terms of the preferred shares of each such series, including, among other things, the following:

•	the designation, stated value and liquidation preference of the preferred shares and the number of preferred shares offered;

•	the initial public offering price at which the preferred shares will be issued;

•	any conversion or exchange provisions of the preferred shares;

•	any redemption or sinking fund provisions of the preferred shares;

•	any voting rights of the preferred shares;

•	any dividend rights of the preferred shares;

•	a discussion of any additional material federal income tax considerations regarding the preferred shares; and

•	any additional rights, preferences, privileges, limitations and restrictions of the preferred shares.

The transfer agent, registrar and paying agent for the preferred shares will be designated in the applicable prospectus supplement.

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Our Transfer Agent

The transfer agent for our Class A Common Stock and warrant agent is Continental Stock Transfer & Trust Company. The Company has agreed to indemnify Continental Stock Transfer & Trust Company, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted incidental to Continental Stock Transfer & Trust Company’s roles as transfer agent and warrant agent, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A Common Stock or Preferred Stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of Class A Common Stock or Preferred Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of warrants to purchase Preferred Stock;

•	the date, if any, on and after which the warrants and the related Preferred Stock or Class A Common Stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Each warrant will entitle its holder to purchase the number of shares of Class A Common Stock or Preferred Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A Common Stock or Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A Common Stock or Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A Common Stock or Preferred Stock, if any.

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PLAN OF DISTRIBUTION

We may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary market distributions;

•	sales in the over-the-counter market;

•	on the NYSE;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions in which broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per security;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our Class A Common Stock to close out short positions;

•	sales by broker-dealers of shares of our Class A Common Stock that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

We may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to

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dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the securities by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); (iii) employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code (collectively, “Similar Laws”); and (iv) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i) through (iv), a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the securities with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of a security is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Laws relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the Covered Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of securities will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “—Prohibited Transaction Issues” below) or a similar violation under any applicable Similar Law; and

•

whether the Plan will be considered to hold, as plan assets, (i) only the securities or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is

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available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the securities by a Covered Plan with respect to which issuer, initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, the securities should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which Covered Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a) the equity interests acquired by Covered Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the Covered Plan as part of a public offering under certain conditions;

(b) the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c) there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by a Covered Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by Covered Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding the securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the securities. Purchasers of the securities have the exclusive responsibility for ensuring that their acquisition and holding of the securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of the securities to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

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LEGAL MATTERS

Vinson & Elkins L.L.P. of Houston, Texas will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves and related future net cash flows related to our properties as of December 31, 2024, 2023 and 2022 incorporated by reference herein were based upon reserve reports prepared by our independent petroleum engineer, Netherland, Sewell & Associates, Inc. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

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Permian Resources Corporation

Class A Common Stock

Preferred Stock

Warrants

PROSPECTUS

January 7, 2026

PROSPECTUS

Permian Resources Corporation

82,726,071 Shares

Class A Common Stock

Offered by the Selling Stockholders

This prospectus relates to the offer and sale, from time to time, in one or more offerings, by the selling stockholders (including their donees, pledgees, transferees or other successors-in-interest) named herein (the “Selling Stockholders”) of up to an aggregate of 82,726,071 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Permian Resources Corporation (the “Company,” “we,” “us” or “our”) registered for resale by the Selling Stockholders to the registration statement on Form S-3 of which this prospectus forms a part, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. This prospectus provides you with a general description of the Class A Common Stock. We will not receive any proceeds from the sale of our Class A Common Stock by the Selling Stockholders.

We may amend or supplement this prospectus from time to time, as required, by filing amendments or supplements to this prospectus with the U.S. Securities and Exchange Commission (the “SEC”). We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement, amendment or free writing prospectus may add, update or change information contained in this prospectus with respect to the offering of our Class A Common Stock. You should carefully read this prospectus and any applicable prospectus supplement, amendment or free writing prospectus before you invest in any of our Class A Common Stock. You should also read the documents we have referred you to in the “Where You Can Find More Information; Incorporation by Reference” section of this prospectus for information about us, including our financial statements.

The Selling Stockholders may offer and sell shares of our Class A Common Stock described in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Stockholders may offer and sell shares of our Class A Common Stock from time to time together or separately. The Selling Stockholders will determine at what price they may sell the Class A Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. If any underwriters, dealers or agents are involved in the sale of any shares of our Class A Common Stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement, amendment or free writing prospectus. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. More specific terms of any shares of Class A Common Stock that the Selling Stockholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We are registering these aggregate of 82,726,071 shares of our Class A Common Stock for sale by the Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) pursuant to the Second Amended and Restated Registration Rights Agreement, dated as of January 7, 2026, by and among us and the parties listed on the signature pages thereto (the “Registration Rights Agreement”). The shares of Class A Common Stock being registered hereby consist of (i) shares of our Class A Common Stock issuable upon the redemption (the “Redemption Right”) of common units representing limited liability company interests (“OpCo Units”) in Permian Resources Operating, LLC, a Delaware limited liability company and a subsidiary of the Company (“OpCo”), together with the cancellation of a corresponding number of shares of our Class C common stock, par value $0.0001 per share (“Class C Common Stock”), and (ii) outstanding shares of our Class A Common Stock (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) held by (a) Selling Stockholders received in connection with the closing of our merger (the “Earthstone Merger”) with Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), and (b) certain members of management of the Company.

Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PR.” On January 6, 2026, the last reported sales price of our Class A Common Stock on the NYSE was $13.62 per share.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AMENDMENT OR FREE WRITING PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities, in any jurisdiction, to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

On January 7, 2026, we implemented a corporate reorganization (the “Reorganization”) pursuant to which, among other things, a subsidiary of Permian Resources Corporation (formerly known as PRC NewCo Inc) (the “Successor Registrant”) merged with and into Permian Resources Holdings Inc. (formerly known as Permian Resources Corporation) (the “Predecessor Registrant” and such merger, the “Merger”), which resulted in the Successor Registrant becoming the parent of the Predecessor Registrant. As a result of the Reorganization, the Successor Registrant became the successor issuer and reporting company to the Predecessor Registrant pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and replaced the Predecessor Registrant as the public company, with the Class A common stock, par value $0.0001 per share, of the Successor Registrant (such shares, “Successor Class A Shares”), trading on the NYSE under the ticker symbol “PR.”

Prior to the Merger, the shares of Class C common stock, par value $0.0001 per share, of the Predecessor Registrant (“Predecessor Class C Shares”) corresponding to OpCo Units contributed by electing holders to the Successor Registrant in exchange for newly issued Predecessor Class A Shares, on a one-for-one basis, were surrendered and cancelled for no consideration (the “Class C Share Cancellation”). Pursuant to the Merger: (i) each share of Class A common stock, par value $0.0001 per share, of the Predecessor Registrant (collectively, “Predecessor Class A Shares”) outstanding at the time of the Merger was exchanged for one Successor Class A Share, which has the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions, as a Predecessor Class A Share immediately prior to the Merger; and (ii) each Predecessor Class C Share outstanding at the time of the Merger was exchanged for one share of Class C common stock, par value $0.0001 per share, of the Successor Registrant (each, a “Successor Class C Share”), which has the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions, as a Predecessor Class C Share had immediately prior to the Merger. Accordingly, upon consummation of the Merger, stockholders of the Predecessor Registrant immediately prior to the Merger and following the Class C Share Cancellation automatically became stockholders of the Successor Registrant, on a one-for-one basis, with the same number and ownership percentage of shares of the same class as they held in the Predecessor Registrant immediately prior to the effective time of the Merger and following the Class C Share Cancellation.

The Merger was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation.

In this prospectus, (i) as of any time prior to the effective time of the Merger, references to “Company,” “we,” “us,” “our” and similar terms mean the Predecessor Registrant and its consolidated subsidiaries and references to shares of “Class A Common Stock” and “Class C Common Stock” mean Predecessor Class A Shares and Predecessor Class C Shares, respectively, and (ii) as of the effective time of the Merger and thereafter, references to “Company,” “we,” “us,” “our” and similar terms mean the Successor Registrant and its consolidated subsidiaries, including the Predecessor Registrant, and references to shares of “Class A Common Stock” and “Class C Common Stock” mean Successor Class A Shares and Successor Class C Shares, respectively.

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.

By using a shelf registration statement, the Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) may, from time to time, sell up to 82,726,071 shares of Class A Common Stock in one or more offerings as described in this prospectus, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. This prospectus generally describes the Company and its Class A Common Stock that the Selling Stockholders may offer and sell. When we refer to “you,” we mean the potential holders of our Class A Common Stock.

We may amend or supplement this prospectus from time to time, as required, by filing amendments or supplements to this prospectus with the SEC. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement, amendment or free writing prospectus may add, update or change information contained in this prospectus with respect to the offering of our Class A Common Stock. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, you should rely on the prospectus supplement, amendment or free writing prospectus, as applicable. Before purchasing any Class A Common Stock, you should carefully read both this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No offer to sell the Class A Common Stock will be made in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable amendment or free writing prospectus is accurate only as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement, amendment or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement, amendment or free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and any applicable prospectus supplement, amendment or free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains, or incorporates by reference, and any prospectus supplement or any applicable free writing prospectus may contain, certain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the Class A Common Stock covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the Class A Common Stock covered in this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation by Reference.”

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.permianres.com. You may access our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and amendments to those reports, in each case filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or replaced will not be deemed, except as so modified or replaced, to constitute a part of this prospectus. Accordingly, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any information furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025;

•

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, for the quarter ended June  30, 2025, filed with the SEC on August 7, 2025, and the quarter ended September 30, 2025, filed with the SEC on November 6, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on May 6, 2025, May 21, 2025, August 28, 2025, September 2, 2025, September 16, 2025, October 30, 2025, December 22, 2025 and January 7, 2026; and

•

The description of our Class A Common Stock registered under Section 12 of the Exchange Act contained in Exhibit  99.2 to our Current Report on Form 8-K filed on January 7, 2026, which updates the description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed on September  8, 2022, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 26, 2025, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Permian Resources Corporation

300 N. Marienfeld Street, Suite 1000,

Midland, Texas 79701

(432) 695-4222

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.

v

THE COMPANY

Business Overview

We are an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Our assets are mainly located in the core of the Permian Basin. Our principal business objective is to increase shareholder value by efficiently developing our oil and natural gas assets in an environmentally and socially responsible way, with an overall objective of improving our rates of return and generating sustainable free cash flow.

Principal Executive Offices

Our principal executive offices are located at 300 N. Marienfeld Street, Suite 1000, Midland, Texas 79701, and our telephone number is (432) 695-4222. Our website is www.permianres.com. Our periodic reports and other information filed with or furnished to the SEC are available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or accessible through, our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included or incorporated by reference herein regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus or the documents incorporated by reference herein, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in “Risk Factors” below or otherwise incorporated by reference into this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations will prove to have been correct.

Forward-looking statements may include statements about:

•

volatility of oil, natural gas liquid (“NGL”) and natural gas prices or a prolonged period of low oil, NGL or natural gas prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries, such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil, NGLs and natural gas;

•	political and economic conditions and events in or affecting other producing regions or countries, including the Middle East, Russia, Eastern Europe, Africa and South America;

•	our business strategy and future drilling plans;

•	our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;

•	our drilling prospects, inventories, projects and programs;

•	our financial strategy, return of capital program, leverage, liquidity and capital required for our development program;

•	our realized oil, NGL and natural gas prices;

•	the timing and amount of our future production of oil, NGLs and natural gas;

•	our ability to identify, complete and effectively integrate acquisitions of properties, assets or businesses;

•	our hedging strategy and results;

•	our competition;

•	our ability to obtain permits and governmental approvals;

•	our compliance with government regulations, including those related to environmental, health and safety regulations and liabilities thereunder;

•	our pending legal matters;

•	the marketing and transportation of our oil, NGLs and natural gas;

•	our leasehold or business acquisitions;

•	cost of developing or operating our properties;

•	our anticipated rate of return;

•	general economic conditions;

•	weather conditions in the areas where we operate;

•	credit markets;

•	our ability to make dividends, distributions and share repurchases;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions contained in this prospectus and the applicable prospectus supplement that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil, NGLs and natural gas. Factors which could cause our actual results to differ materially from the results contemplated by forward-looking statements include, but are not limited to:

•	commodity price volatility (including regional basis differentials);

•

uncertainty inherent in estimating oil, NGL and natural gas reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production;

•	geographic concentration of our operations;

•	changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

•	lack of availability of drilling and production equipment and services;

•	lack of transportation and storage capacity as a result of oversupply, government regulations or other factors;

•

risks related to acquisitions we may make from time to time, including the risk that we may fail to integrate such acquisitions on the terms and timing contemplated, or at all, and/or to realize our strategy and plans to achieve the expected benefits of such acquisitions;

•	competition in the oil and natural gas industry for assets, materials, qualified personnel and capital;

•	drilling and other operating risks;

•	environmental and climate related risks, including seasonal weather conditions;

•	changes to tax laws or interpretations thereof and the impact of such changes on us;

•	regulatory changes, including those that may impact environmental, energy, and natural resources regulation;

•

the possibility that the industry in which we operate may be subject to new or volatile local, state, and federal laws, regulations or policies that may affect our business (including additional taxes and changes in regulations and policies related to environmental, health, and safety, climate change, trade policy and tariffs) as a result of existing or developing political, environmental and social movements;

•	restrictions on the use of water, including limits on the use of produced water and potential restrictions on the availability of water disposal facilities;

•	availability of cash flow and access to capital;

•	inflation;

•	changes in our credit ratings or adverse changes in interest rates and associated changes in monetary policy;

•	changes in the financial strength of counterparties to our credit agreement and hedging contracts;

•	the timing of development expenditures;

•

political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, including the conflict in Israel, Iran and their surrounding areas, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage and the effects therefrom;

•	changes in local, regional, national, and international economic conditions;

•

security threats, including evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, third-party service provider failures, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and

•	the other risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and elsewhere, which are incorporated by reference into this prospectus.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus and the documents incorporated by reference herein occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary note. This cautionary note should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we and management disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

Investment in our Class A Common Stock offered pursuant to this prospectus and any applicable prospectus supplement, amendment or free writing prospectus involves a high degree of risk. You should read carefully the risks and uncertainties described in our most recently filed Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated herein by reference, together with all of the other information included in this prospectus, any applicable prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our Class A Common Stock. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in our Class A Common Stock offered hereby. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A Common Stock being offered by any of the Selling Stockholders. Any proceeds from the sale of Class A Common Stock under this prospectus will be received by the Selling Stockholders. However, pursuant to the Registration Rights Agreement, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of Class A Common Stock by the Selling Stockholders pursuant to this prospectus.

DESCRIPTION OF COMMON STOCK

The following description of our Common Stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” We encourage you to read our Certificate of Incorporation and our Bylaws for additional information.

We have authorized 1,501,000,000 shares of capital stock, consisting of (i) 1,000,000,000 shares of Class A Common Stock, (ii) 500,000,000 shares of Class C Common Stock (together with Class A Common Stock, the “Common Stock”), and (iii) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The outstanding shares of our Class A Common Stock are fully paid and nonassessable.

In this summary description of Common Stock, unless stated otherwise or the context clearly indicates otherwise, all references to “the Company” mean Permian Resources Corporation only, and not any of its subsidiaries.

Common Stock

Voting Rights

Subject to the rights of holders of outstanding shares of Preferred Stock, the holders of Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Holders of our Common Stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Our Common Stock does not have cumulative voting rights.

Dividend Rights

Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Class A Common Stock are entitled to receive ratable dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to any preferential rights of outstanding shares of Preferred Stock, holders of the Class A Common Stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution.

Other Rights and Preferences

Our Class A Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of Class A Common Stock may not act by written consent.

Listing

The Class A Common Stock is traded on the NYSE under the trading symbol “PR.”

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery (the “Chancery Court”) of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (A) any derivative action, suit or proceeding brought on our behalf, (B) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders, (C) any action, suit or proceeding arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or (D) any action, suit or proceeding asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to the Chancery Court having personal jurisdiction over the indispensable parties named as defendants therein; and (ii) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. In the event the Chancery Court lacks subject matter jurisdiction, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware or other state courts of the State of Delaware.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Certain provisions in our Certificate of Incorporation and Bylaws, described below, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.

•

Preferred Stock: We are permitted to issue, without any further vote or action by our stockholders, shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders and specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

•	Special Meetings: Special meetings of our stockholders may only be called by a majority vote of our Board of Directors, by our Chief Executive Officer or by the Chairman of our Board of Directors.

Delaware Anti-Takeover Statute

We are a Delaware corporation and are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prevents us from engaging in any business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person) for a period of three years following the time that person becomes an interested stockholder unless:

•	before that person became an interested stockholder, our Board of Directors approved either the business combination or the transaction that resulted in such person becoming an interested stockholder;

•

upon completion of the transaction that resulted in that person becoming an interested stockholder, that person owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock owned by persons who are directors and are also officers, and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

at or subsequent to such time, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

The provisions of Section 203 do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of Section 203. Because our Certificate of Incorporation and Bylaws do not include any provision to “opt-out” of Section 203, the statute will apply to business combinations involving us.

SELLING STOCKHOLDERS

The Selling Stockholders (including their donees, pledgees, transferees or other successors-in-interest) identified below may offer to sell from time to time in the future up to an aggregate of 82,726,071 shares of our Class A Common Stock, consisting of up to 79,150,389 shares of Class A Common Stock previously registered for resale by certain Selling Stockholders and 3,575,682 shares of Class A Common Stock registered hereby for resale by certain Selling Stockholders, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Class A Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise. In connection with our entry into the Registration Rights Agreement, we agreed to file the registration statement of which this prospectus forms a part to register the resale of the shares of Class A Common Stock that are consisted of (i) shares issuable upon exercise of the Redemption Right and (ii) outstanding shares of our Class A Common Stock (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) held by (a) Selling Stockholders received in connection with the closing of the Earthstone Merger and (b) certain members of management of the Company.

Any issuance of Class A Common Stock to a Selling Stockholder in connection with exercise of the Redemption Right will be, and the initial issuance of the Class C Common Stock (and related OpCo Units) to the applicable Selling Stockholders and the issuance of Class A Common Stock for the Class C Common Stock in the Class C Share Cancellation were, exempt from the registration requirements of the Securities Act. We are registering the offering by the Selling Stockholders of the shares of Class A Common Stock described below pursuant to the provisions of the Registration Rights Agreement.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table sets forth information as of January 5, 2026 provided by each Selling Stockholder on or prior to such date regarding (i) the beneficial ownership of shares of our Class A Common Stock and our Class C Common Stock and (ii) the number of shares of our Class A Common Stock that may from time to time be offered or sold pursuant to this prospectus or any applicable prospectus supplement, amendment or free writing prospectus, assuming each applicable Selling Stockholder has redeemed all OpCo Units, together with the cancellation of a corresponding number of shares of our Class C Common Stock, beneficially owned by it for an equivalent number of shares of our Class A Common Stock. The percentage of combined voting power prior to, and after, the offering is based on 800,784,151 shares of our Class A Common Stock and 35,461,371 shares of Class C Common Stock, based on the shares held by the Selling Stockholders as of January 5, 2026, after giving effect to the Reorganization. Information in the table below with respect to beneficial ownership has been furnished by the Selling Stockholders.

We have not sought to verify the information provided by the Selling Stockholders. The Selling Stockholders may hold or acquire at any time shares of Class A Common Stock in addition to those offered by this prospectus and may have acquired additional shares of Class A Common Stock since the date on which the information reflected herein was provided to us.

We will supplement or amend this prospectus as required to include additional Selling Stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Stockholders.

The Selling Stockholders are not obligated to sell any of the shares of our Class A Common Stock offered by this prospectus. Because the Selling Stockholders identified in the table may sell some or all of the shares of our Class A Common Stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the Selling Stockholders upon termination of this offering. In addition, subject to the Registration Rights Agreement, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the Selling Stockholders will sell all of the shares of our Class A Common Stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our Class A Common Stock that they may currently own.

	Shares Owned Before the Offering			Shares of Class A Common Stock that may be sold hereby (2)	Shares Owned After the Offering
Selling Stockholders:	Class A Common Stock	Class C Common Stock	Combined Voting Power (1)		Class A Common Stock	Class C Common Stock	Combined Voting Power (1)
William M. Hickey III (3)	14,055,522	—	1.7%	14,055,522	—	—	—
James H. Walter (4)	13,830,522	—	1.7%	13,830,522	—	—	—
EnCap Energy Capital Fund VIII, L.P. (5)	2,241,560	—	*	2,241,560	—	—	—
Bold Energy Holdings, LLC (6)	—	33,050,609	4.0%	33,050,609	—	—	—
EnCap Energy Capital Fund XI, L.P. (7)	19,291,053	—	2.3%	19,291,053	—	—	—
Teri McGuigan (8)	—	24,835	*	24,835	—	—	—
David L. Cox (9)	231,970	—	*	231,970	—	—	—

*	Less than 1%.
(1)

Represents the percentage of voting power of our Class A Common Stock and Class C Common Stock voting together as a single class. Each share of Class C Common Stock has no economic rights but entitles the holder thereof to one vote for each OpCo Unit held by such holder. Accordingly, the holders of our Class C Common Stock collectively have a number of votes in the Company equal to the number of OpCo Units that they hold.

(2)

Includes shares of our Class C Common Stock owned by the Selling Stockholders that, subject to the terms of the limited liability company agreement of OpCo, are, together with the cancellation of a corresponding number of OpCo Units, redeemable pursuant to the Redemption Right at any time and from time to time for shares of Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(3)

Includes 2,989,989 shares held by Hickey Family Investments LP. The reporting person is the controlling person of Hickey Family Investments LP and therefore may be deemed to beneficially own the securities held by Hickey Family Investments LP. William M. Hickey III is a member of our board of directors and serves as our Co-Chief Executive Officer. The business address of Hickey Family Investments LP and William M. Hickey III is 300 N. Marienfeld Street, Suite 1000, Midland, Texas 79701.

(4)

Includes 2,989,989 shares held by Bedford Family Partners LP. The reporting person is the controlling person of Bedford Family Partners LP and therefore may be deemed to beneficially own the securities held by Bedford Family Partners LP. James H. Walter is a member of our board of directors and serves as our Co-Chief Executive Officer. The business address of Bedford Family Partners LP and James H. Walter is 300 N. Marienfeld Street, Suite 1000, Midland, Texas 79701.

(5)

EnCap Energy Capital Fund VIII, L.P. is controlled by EnCap Equity Fund VIII GP, L.P., its general partner (“EnCap VIII GP”). EnCap VIII GP is controlled by EnCap Investments L.P., its general partner (“EnCap Investments”). EnCap Investments is controlled by EnCap Investments GP, L.L.C., its general partner (“EnCap Investments GP”). EnCap Investments GP is controlled by EnCap Investments Holdings, LLC, its sole member (“EnCap Investments Holdings”). EnCap Investments Holdings is controlled by EnCap Partners, LP, its managing member (EnCap Partners LP”). EnCap Partners LP is controlled by EnCap

Partners GP, LLC, its sole general partner (“EnCap Partners GP”). The business address of EnCap Energy Capital Fund VIII, L.P. is 9651 Katy Freeway, Suite 600, Houston, Texas 77024.
(6)

Bold Energy Holdings, LLC is controlled by EnCap Energy Capital Fund IX, L.P., its sole member (“EnCap Energy”). EnCap Energy is controlled by EnCap Equity Fund IX GP, L.P., its general partner (“EnCap Energy GP”). EnCap Energy GP is controlled by EnCap Investments, its general partner. EnCap Investments is controlled by EnCap Investments GP, its general partner. EnCap Investments GP is controlled by EnCap Investments Holdings, its sole member. EnCap Investments Holdings is controlled by EnCap Partners LP, its managing member. EnCap Partners LP is controlled by EnCap Partners GP, its sole general partner. The business address of Bold Energy Holdings, LLC is 9651 Katy Freeway, Suite 600, Houston, Texas 77024.

(7)

EnCap Energy Capital Fund XI, L.P. is controlled by EnCap Equity Fund XI GP, L.P., its general partner (“EnCap XI GP”). EnCap XI GP is controlled by EnCap Equity Fund XI GP, LLC, its general partner (“EnCap XI UGP”). EnCap XI UGP is controlled by EnCap Investments, its sole member. EnCap Investments is controlled by EnCap Investments GP, its general partner. EnCap Investments GP is controlled by EnCap Investments Holdings, its sole member. EnCap Investments Holdings is controlled by EnCap Partners LP, its managing member. EnCap Partners LP is controlled by EnCap Partners GP, its sole general partner. The business address of EnCap Energy Capital Fund XI, L.P. is 9651 Katy Freeway, Suite 600, Houston, Texas 77024.

(8)	The business address of Teri McGuigan is 1504 Seaboard Avenue, Midland, Texas 79705.
(9)	The business address of David L. Cox is PO Box 52556, Midland, Texas 79710.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the Selling Stockholders as to any plan of distribution. Distributions of the Class A Common Stock by the Selling Stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Class A Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Class A Common Stock may be sold by the Selling Stockholders include:

•	sales on NYSE or any national securities exchange or quotation service on which our Class A Common Stock may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	through one or more underwritten offerings;

•	to or through underwriters, brokers, dealers or agents;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	“at the market” or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Class A Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•	settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);

•	through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;

•	through the distribution of the shares by any Selling Stockholder to its general or limited partners, members, managers, affiliates, employees, directors or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may elect to make an in-kind distribution of their shares of Class A Common Stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our Class A Common Stock pursuant to the distribution through this registration statement.

The Selling Stockholders may also sell shares of Class A Common Stock under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.

The Selling Stockholders also may transfer their shares of Class A Common Stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Such transactions may be effected by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, at varying prices determined at the time or sale or at negotiated prices. Underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Class A Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Class A Common Stock for sale under the Securities Act and to indemnify the Selling Stockholders and each person who participates as an underwriter in the offering of the Class A Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of Class A Common Stock under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholders also may sell shares of Class A Common Stock short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders will act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the Selling Stockholders and the sale thereof may be made by the Selling Stockholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Stockholders may use electronic media, including the Internet, to sell offered securities directly. The Selling Stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described herein or in any applicable prospectus supplement, amendment or free writing prospectus relating thereto. If the Selling Stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholders may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Class A Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Class A Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

If the Selling Stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. We have not, and to our knowledge, the Selling Stockholders have not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.

We are required to pay all fees and expenses incident to the registration of the securities registered hereby. We have also agreed to keep the registration statement of which this prospectus forms a part or, if not available, another registration statement, effective until all of the registrable securities have ceased to be registrable securities or the termination of the Registration Rights Agreement, with respect to each Selling Stockholder, has occurred.

There can be no assurances that the Selling Stockholders will sell, nor are the Selling Stockholders required to sell, any or all of the shares of Class A Common Stock offered under this prospectus or any applicable prospectus supplement, amendment or free writing prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified Selling Stockholders may not be able to use this prospectus for resales until they are named in the Selling Stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the Class A common stock by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); (iii) employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code (collectively, “Similar Laws”); and (iv) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i) through (iv), a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the Class A common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of a security is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Laws relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the Covered Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of Class A common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “—Prohibited Transaction Issues” below) or a similar violation under any applicable Similar Law; and

•

whether the Plan will be considered to hold, as plan assets, (i) only the Class A common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Class A common stock by a Covered Plan with respect to which the issuer, initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, the Class A common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which Covered Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a) the equity interests acquired by Covered Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the Covered Plan as part of a public offering under certain conditions;

(b) the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c) there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by a Covered Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by Covered Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding the Class A common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the Class A common stock. Purchasers of the Class A common stock have the exclusive responsibility for ensuring that their acquisition and holding of the Class A common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of the Class A common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

LEGAL MATTERS

Vinson & Elkins L.L.P. of Houston, Texas will pass upon certain legal matters relating to the issuance and sale of the Class A Common Stock offered hereby on behalf of Permian Resources Corporation. Additional legal matters may be passed upon for the Selling Stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and natural gas reserves and related future net cash flows related to our properties as of December 31, 2024, 2023 and 2022 incorporated by reference herein were based upon reserve reports prepared by our independent petroleum engineer, Netherland, Sewell & Associates, Inc. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

Permian Resources Corporation

82,726,071 Shares of Class A Common Stock

Offered by the Selling Stockholders

PROSPECTUS

January 7, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		*
FINRA filing fee		*	*
Printing expenses		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Blue Sky, qualification fees and expenses		*	*
Transfer and warrant agent fees and expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*

Excludes registration fee offset pursuant to Rule 457(p) under the Securities Act. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) of the Securities Act.

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

We are organized under the laws of Delaware. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer for violations of the fiduciary duty as a director or officer, except (1) for any breach of the duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions; (4) for any transaction from which a director or officer derived an improper personal benefit; or (5) for an officer in any action by or in the right of the corporation.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director or officer shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of his or her fiduciary duty as a director or officer, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless he or she violated his or her duty of loyalty to the registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, derived improper personal benefit from their actions as directors or officers or in any action by or in the right of the Company by any officer. The effect of this provision of the Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Certificate of Incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while serving as our directors or officers, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board of Directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our Certificate of Incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in his or her capacity as an officer or director of the Company) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our Certificate of Incorporation.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our Bylaws affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

In connection with the Earthstone Merger, we have agreed to indemnify, defend and hold harmless, in the same manner as provided by Earthstone immediately prior to August 21, 2023, each person who has been at any time prior to August 21, 2023 or who became, prior to the Initial Company Merger Effective Time (as defined in the Merger Agreement (as defined below)), an officer or director of Earthstone or any of its subsidiaries or who acts as a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Earthstone, or was serving at the request of Earthstone or any of its respective subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, employment benefit plan, trust or other enterprise, in each case, when acting in such capacity (whom are referred to herein as the “indemnified persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any actual or threatened proceeding to which such indemnified person is a party or is otherwise involved (including as a witness) based on, in whole or in part, or arising out of, in whole or in part, the fact that such person was an officer or director of Earthstone or any of its subsidiaries, a fiduciary under any employee benefit plan sponsored, maintained, or contributed to by Earthstone or is or was serving at the request of Earthstone or any of its respective subsidiaries as an officer, director or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, but not after, the Initial Company Merger Effective Time and whether asserted or claimed prior to, at or after, the Initial Company Merger Effective Time (which liabilities are referred to herein as “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to that certain Agreement and Plan of Merger, dated as of August 21, 2023 (the “Merger Agreement”), among us, Smits Merger Sub I Inc., Smits Merger Sub II LLC, OpCo, Earthstone and Earthstone Energy Holdings, LLC, or the transactions contemplated thereby, in each case to the fullest extent permitted under applicable law (and we will pay expenses incurred in connection therewith, including but not limited to expenses for the retention of Earthstone’s regularly engaged legal counsel or other counsel satisfactory to Earthstone, in advance of the final disposition of any such proceeding to each indemnified person to the fullest extent permitted under applicable law).

Until the six-year anniversary date of the Initial Company Merger Effective Time, we will not amend, repeal or otherwise modify any provision in the organizational documents of the Company or of any subsidiaries of

Earthstone in any manner that would affect adversely the rights of any indemnified person to indemnification, exculpation and advancement of expenses except to the extent required by applicable law. We shall, and shall cause subsidiaries of Earthstone to, fulfill and honor any indemnification, expense advancement, or exculpation agreements between Earthstone or any of its subsidiaries and any of its officers or directors existing and in effect immediately prior to the Initial Company Merger Effective Time.

We have put in place and fully prepaid “tail” insurance policies with a claims reporting or discovery period of at least six years from the Initial Company Merger Effective Time (the “tail period”) from an insurance carrier with the same or better credit rating as Earthstone’s previous insurance carrier with respect to directors’ and officers’ liability insurance (“D&O insurance”) in an amount and scope at least as favorable as Earthstone’s previous policies with respect to matters, acts or omissions existing or occurring at, prior to, or after the Initial Company Merger Effective Time; provided, however, that in no event shall the aggregate cost of the D&O insurance exceed during the tail period 300% of the current aggregate annual premium paid by Earthstone for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, we shall obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.

Item 16.	Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth below and is incorporated herein by reference.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of August 21, 2023, among Permian Resources Corporation, Smits Merger Sub I Inc., Smits Merger Sub II LLC, Permian Resources Operating, LLC, Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2023).

2.2	Master Reorganization Agreement, dated as of December 22, 2025, by and among Permian Resources Corporation (n/k/a Permian Resources Holdings Inc.), Permian Resources Operating, LLC, PRC NewCo Inc (n/k/a Permian Resources Corporation) and PRC NewCo II Inc (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2025).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2026).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2026).

3.3	Eighth Amended and Restated Limited Liability Company Agreement of Permian Resources Operating, LLC dated as of January 7, 2026 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2026).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-209140) filed with the SEC on January 27, 2016).

4.2	Second Amended and Restated Registration Rights Agreement, dated January 7, 2026, by and among Permian Resources Corporation and the parties from time to time listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2026).

Exhibit Number	Description

4.4	Indenture (5.875% Senior Notes due 2029), dated as of June 30, 2021, among Colgate Energy Partners III, LLC, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.14 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2023).

4.5	First Supplemental Indenture (5.875% Senior Notes due 2029), dated as of September 1, 2022, among Centennial Resource Production, LLC, Colgate Energy Partners III, LLC, the guarantors party thereto and Computershare Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2022).

4.6	Second Supplemental Indenture (5.875% Senior Notes due 2029), dated as of September 5, 2023, among Permian Resources Operating, LLC, the guarantors party thereto and Computershare Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2023).

4.7	Third Supplemental Indenture (5.875% Senior Notes due 2029), dated as of November 1, 2023, among Permian Resources Operating, LLC, the guarantors party thereto and Computershare Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2023).

4.8	Indenture (8.00% Senior Notes due 2027), date as of April 12, 2022, among Earthstone Energy Holdings, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Earthstone Energy Inc.’s Current Report on Form 8-K filed with the SEC on April 13, 2022).

4.9	Second Supplemental Indenture (8.000% Senior Notes due 2027), dated as of November 1, 2023, among Permian Resources Operating, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2023).

4.10	Indenture (9.875% Senior Notes due 2031), dated as of June 30, 2023, among Earthstone Energy Holdings, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Earthstone Energy Inc.’s Current Report on Form 8-K filed with the SEC on June 30, 2023).

4.11	Second Supplemental Indenture (9.875% Senior Notes due 2031), dated as of November 1, 2023, among Permian Resources Operating, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2023).

4.12	Indenture (7.000% Senior Notes due 2032), dated as of September 12, 2023, among Permian Resources Operating, LLC, the guarantors party thereto and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2023).

4.13	First Supplemental Indenture (7.000% Senior Notes due 2032), dated as of November 1, 2023, by and among Permian Resources Operating, LLC, the guarantors party thereto and Computershare Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2023).

4.14	Indenture (6.25% Senior Notes due 2033), dated as of August 5, 2024, among Permian Resources Operating, LLC, the guarantors named therein and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 8, 2024).

Exhibit Number	Description

4.15*	Form of Certificate of Designation for the Preferred Stock.

4.16*	Specimen Preferred Stock Certificate of Permian Resources Corporation.

4.17*	Form of Class A Common Stock Warrant Agreement (including form of Class A Common Stock Warrant Certificate).

4.18*	Form of Preferred Stock Warrant Agreement (including form of Preferred Stock Warrant Certificate).

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2**	Consent of KPMG LLP.

23.3**	Consent of Netherland, Sewell & Associates, Inc.

24.1**	Powers of Attorney (incorporated by reference to the signature page hereto).

107**	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 7th day of January, 2026.

PERMIAN RESOURCES CORPORATION

By:	/s/ GUY M. OLIPHINT
Name:	Guy M. Oliphint
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints James H. Walter, William M. Hickey III, John C. Bell and Guy M. Oliphint, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ WILLIAM M. HICKEY III William M. Hickey III	Co-Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2026

/S/ JAMES H. WALTER James H. Walter	Co-Chief Executive Officer and Director (Principal Executive Officer)	January 7, 2026

/S/ GUY M. OLIPHINT Guy M. Oliphint	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 7, 2026

/S/ ROBERT SHANNON Robert Shannon	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 7, 2026

/S/ STEVEN D. GRAY Steven D. Gray	Chairman and Director	January 7, 2026

SIGNATURE	TITLE	DATE

/S/ ROBERT J. ANDERSON Robert J. Anderson	Director	January 7, 2026

/S/ MAIRE A. BALDWIN Maire A. Baldwin	Director	January 7, 2026

/S/ FROST W. COCHRAN Frost W. Cochran	Director	January 7, 2026

/S/ KARAN E. EVES Karan E. Eves	Director	January 7, 2026

/S/ ARON MARQUEZ Aron Marquez	Director	January 7, 2026

/S/ WILLIAM J. QUINN William J. Quinn	Director	January 7, 2026

/S/ JEFFREY H. TEPPER Jeffrey H. Tepper	Director	January 7, 2026

/S/ ROBERT M. TICHIO Robert M. Tichio	Director	January 7, 2026